Exhibit 99.1

CDTi Announces Name Change to CDTi Advanced Materials, Inc.

Oxnard, California – March 9, 2018 – Clean Diesel Technologies, Inc. (Nasdaq: CDTI) (“CDTi” or “the Company”), a leader in advanced emission control technology, announced it has changed its corporate name to CDTi Advanced Materials, Inc., effective March 12, 2018. The company will continue trading on Nasdaq as “CDTI.”  The name change aligns with the company’s strategic direction and transformation into a provider of enabling technology to the emissions catalyst market.

About CDTi

CDTi develops advanced materials technology for the emissions control market. CDTi’s proprietary technologies provide high-value sustainable solutions to reduce hazardous emissions, increase energy efficiency and lower the carbon intensity of on- and off-road combustion engine systems. With a continuing focus on innovation-driven commercialization and global expansion, CDTi’s breakthrough Powder-to-Coat (P2C™) technology exploits the Company’s high-performance, advanced low-platinum group metal (PGM) emission reduction catalysts. Key technology platforms include Mixed Phase Catalyst (MPC®), Base Metal Activated Rhodium Support (BMARS™), Synergized PGM (SPGM™), Zero PGM (ZPGM™) and Spinel™. For more information, please visit www.cdti.com.

Contact Information:

Moriah Shilton or Kirsten Chapman

Phone: 415-433-3777

Email: cdti@lhai.com